Exhibit 10.4

INDEMNIFICATION AGREEMENTS

Robert M. Burks, Jr.
Michel C. Cadieux
Thomas Deitrich
R. Bruce Douglas
Barbara J. Doyle
Deloris R. Duquette
Kirby A. Dyess
Robert H.A. Farrow
Thomas S. Glanville
Joan S. Hooper
Frank Jaehnert
Jerome Lande
Timothy Leyden
Peter Mainz
Charles McAtee
Philip C. Mezey
Sharelynn F. Moore
Daniel S. Pelino
Simon Pontin
Carl W. Porter
Gary E. Pruitt
Diana Tremblay
Russell E. Vanos
Shannon M. Votava
Lynda L. Ziegler